UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: April 28, 2022
(Date of earliest event reported)
Commission file number 001-36440

AVANOS MEDICAL, INC.
(Exact name of registrant as specified in its charter)

Delaware		46-4987888
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)
5405 Windward Parkway
Suite 100 South
Alpharetta,	Georgia	30004
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (844) 428-2667

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock - $0.01 Par Value	AVNS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02        Results of Operations and Financial Condition
Avanos Medical, Inc. (the “Company”) announced its results of operations for the three months ended March 31, 2022 in a press release dated May 4, 2022. A copy of the press release is furnished herewith as Exhibit 99.1.
The information contained in Item 2.02 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in Item 2.02 of this Current Report or Exhibit 99.1 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On April 28, 2022, the Company appointed John J. Hurley, age 51, as its Principal Accounting Officer. Mr. Hurley was appointed to the position of Controller on April 1, 2022, having served as Controller (Interim) since November 1, 2021. Since he joined the Company in 2014, Mr. Hurley has held leadership roles in accounting matters, external reporting, internal control and Sarbanes-Oxley compliance. He has also served in a senior role in the Company’s merger and acquisition transactions. Mr. Hurley has more than 23 years of professional experience in external reporting, technical accounting, internal control and Sarbanes-Oxley compliance.
In his role as Controller and Principal Accounting Officer, Mr. Hurley will receive an annual base salary of $200,000. He will be eligible for cash awards under the Company’s cash incentive program with an annual target award of 30% of his base salary. He will also participate in the Company’s long-term equity incentive compensation program with an annual target award of $60,000. In addition, Mr. Hurley will be eligible to participate in the Company’s medical, dental and other benefit programs.
There are no related party transactions between the Company and Mr. Hurley that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07 Submission of Matters to a Vote of Security Holders
The Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”) was held virtually on April 28, 2022. A total of 44,147,208 shares of the Company’s common stock were represented at the 2022 Annual Meeting in person or by proxy, constituting approximately 93.3% of the outstanding shares entitled to vote at the 2022 Annual Meeting.
At the 2022 Annual Meeting, the Company’s stockholders voted on the following matters, which are described in detail in the proxy statement filed by the Company with the Securities and Exchange Commission on March 18, 2022:
1.    To elect Gary D. Blackford, John P. Byrnes, Patrick J. O’Leary, Maria Sainz and Dr. Julie Shimer to serve one-year terms expiring at the 2023 Annual Meeting of Stockholders (“Proposal No. 1”);
2. To ratify the appointment of Deloitte & Touche LLP as the Company’s independent auditors for 2022 (“Proposal
No. 2”); and
3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, or NEOs (“Proposal No. 3”).
The Company’s stockholders approved the nominees recommended for election in Proposal No. 1. The votes cast on Proposal No. 1 were as follows

Director	For	Withhold	Broker non-votes
Gary D. Blackford	40,012,248	1,107,513	3,027,447
John P. Byrnes	40,454,210	665,551	3,027,447
Patrick J. O’Leary	40,748,152	371,609	3,027,447
Maria Sainz	40,327,621	792,140	3,027,447
Dr. Julie Shimer	40,086,495	1,033,266	3,027,447

The Company’s stockholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

	For	Against	Abstain
Appointment of Deloitte & Touche LLP	43,558,183	480,641	108,384
The Company’s stockholders approved Proposal No. 3. The votes cast on Proposal No. 3 were as follows:

	For	Against	Abstain	Broker non-votes
Approval of NEO compensation	38,502,629	2,537,980	79,152	3,027,447
Item 9.01        Financial Statements and Exhibits
(d)Exhibits.

Exhibit No.	Description
99.1	Press release issued by Avanos Medical, Inc. on May 4, 2022
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVANOS MEDICAL, INC.

Date:	April 28, 2022	By:	/s/ Mojirade James
Mojirade James Senior Vice President and General Counsel